Exhibit 99.1

Contacts:	Andrew Markwick, IQVIA Investor Relations (andrew.markwick@iqvia.com)
+1.973.257.7144

Tor Constantino, IQVIA Media Relations (tor.constantino@iqvia.com)
+1.484.567.6732

IQVIA provides update on business conditions in light of COVID-19 and provides revised first-quarter 2020 guidance; IQVIA will announce first-quarter results and update full-year 2020 guidance on April 28, 2020

DANBURY, Conn. & RESEARCH TRIANGLE PARK, N.C. April 2, 2020 – IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of advanced analytics, technology solutions, and contract research services to the life sciences industry, today updated its first-quarter 2020 guidance and provided a business update in light of the global COVID-19 crisis.

Operational Update

IQVIA began 2020 with the same strong financial and operational momentum with which it closed 2019, with all three of the company’s segments performing to expectations in January and February. As a result of the global spread of COVID-19 beginning in early March, the company began to experience an impact across all three of its reported segments, with a disproportionate impact to the R&D Solutions (R&DS) business.

During March the R&DS business experienced, on average, about 35 percent global site closure and exited the first quarter with approximately 70 percent of global sites being temporarily inaccessible. While this has led to a decline in site based monitoring, the company has been able to implement remote and risk based monitoring as a partial offset. In addition, new trial start-up activities have been delayed as a result of these site closures. In Asia, however, business conditions have been gradually improving. At the peak of the crisis in China, approximately 80 percent of sites there were inaccessible, improving to approximately 40 percent of sites exiting the quarter. For the first quarter, the company expects the incremental unfavorable revenue impact on the R&DS business to be in the of range of $60 million to $70 million compared with the company’s expectations on February 12, 2020. The R&DS business has not experienced any COVID-19 related trial cancellations. In fact, business development activity remained strong in the first quarter. The company continued to add strongly to its already industry leading contracted backlog.

Technology and Analytics Solutions (TAS) is relatively more insulated from the effects of the virus due to a high portion of recurring license revenue in this segment. However, businesses in this segment that rely on face to face interactions or are dependent on in-person gatherings, events or conferences are experiencing significant disruption. Similarly, the portion of the company’s Real World business that requires site monitoring activity also experienced a decline in the month of March. The company expects a revenue impact from COVID-19 in the TAS segment of approximately $20 million to $30 million in the first quarter compared with the company’s expectations on February 12, 2020. During the quarter, technology deployments continued and demand for analytics and technology remained strong, although business development activity began to slow at the end of the quarter due to COVID-19 related meeting postponements and delayed decision making related to certain projects.

Activity within the Contract Sales and Medical Solutions (CSMS) business has also become more challenging due to a decline in sales rep visits, and physician attention diverted to the COVID-19 crisis. However, for the first quarter of 2020, IQVIA expects the CSMS business to perform in line with the company’s original expectations.

Across the business, the company expects a continued recovery in Asia, but expects difficult conditions in Europe and North America to persist at least through the end of the second quarter. The monthly revenue impact of COVID-19 is therefore expected to be greater in the second quarter, but due to cost containment measures, the proportional Adjusted EBITDA drop-through impact is expected to lessen during the second quarter. IQVIA expects an acceleration of business momentum when the crisis subsides due to resumption of delayed activities, which combined with continued strength in new business wins, positions IQVIA well for a strong recovery by the end of 2020 and a return to its growth trajectory headed into 2021.

First Quarter Guidance

The company last provided guidance on February 12, 2020 when the impacts of COVID-19 to the business were largely contained to China and to the first quarter. At that time the estimated impact to the business was about $25 million to revenue for the first quarter of 2020 with heavy drop-through expected. Since then, the global spread of the virus has resulted in incremental impacts to the business, as described above, and as a result, the company is revising first quarter 2020 guidance as follows:

	Guidance provided Feb. 12, 2020	Updated Guidance April 2, 2020
Revenue	$2,790 - $2,840	$2,710 - $2,740
Adjusted EBITDA	$595 - $610	$555 - $565
EPS	$1.59 - $1.65	$1.46 - $1.51

Financial Position

The company maintains strong liquidity. As of March 31, 2020, cash and cash equivalents were approximately $900 million and the company had available borrowing capacity of $1.4 billion under its $1.5 billion revolving credit facility. The company’s nearest significant maturity is its Term Loan A in 2023. The company is subject to two maintenance covenants under its credit facility, both with significant cushion relative to required thresholds, described below:

	Requirement	As of December 31, 2019
Interest Coverage Ratio	≥ 3.50x	5.93x
Senior Secured Net Debt	≤ 4.00x	2.07x
EBITDA cushion		$1.0Bn - $1.2Bn

Calculations above are based on the credit agreement definition of Consolidated EBITDA, Senior Secured Net Debt and Consolidated Interest Expense

First Quarter Results and Full Year 2020 Update

The company will announce its first-quarter 2020 results and revised 2020 guidance before the market opens on April 28, 2020. The IQVIA management team will also host a conference call and webcast at 9:00 a.m. Eastern Time on that date. To participate, please dial +1 833-304-0042 in the United States and Canada or +1 236-714-2086 outside the United States approximately 15 minutes before the scheduled start of the call. The earnings release and accompanying financial information will be posted on the IQVIA Investor Relations website at http://ir.iqvia.com. Interested parties are invited to listen to the live event and view the presentation slides via webcast on the IQVIA Investor Relations website at http://ir.iqvia.com.

About IQVIA

IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions and contract research services to the life sciences industry. Formed through the merger of IMS Health and Quintiles, IQVIA applies human data science — leveraging the analytic rigor and clarity of data science to the ever-expanding scope of human science — to enable companies to reimagine and develop new approaches to clinical development and commercialization, speed innovation and accelerate improvements in healthcare outcomes. Powered by the IQVIA CORE™, IQVIA delivers unique and actionable insights at the intersection of large-scale analytics, transformative technology and extensive domain expertise, as well as execution capabilities. With approximately 67,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year 2020 and first-quarter 2020 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics, such as the COVID-19 (coronavirus) outbreak, international conflicts or other disruptions outside of our control; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to the combined company’s business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures

Non-GAAP results, such as Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to IQVIA Holdings Inc. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Our first-quarter 2020 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition and integration related expenses, restructuring and related charges, stock-based compensation and other items not reflective of the company’s ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

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